Exhibit 99.1

PACCAR Inc
Public Affairs Department
P.O. Box 1518
Bellevue, WA 98009
Contact:	Ken Hastings
(425) 468-7530

FOR IMMEDIATE RELEASE

PACCAR Announces Good Quarterly Revenues and Earnings

Increases Truck Market Share in Major Markets

October 25, 2016, Bellevue, Washington – “PACCAR reported good revenues and net income for the third quarter of 2016,” said Ron Armstrong, chief executive officer. “PACCAR’s third quarter results reflect strong truck markets in Europe, increased heavy-duty truck market share in North America and Europe, and good aftermarket parts and financial services results worldwide. I am very proud of our 23,000 employees who have delivered industry-leading products and services to our customers.”

PACCAR earned $346.2 million ($.98 per diluted share) for the third quarter of 2016 compared to $431.2 million ($1.21 per diluted share) earned in the third quarter of 2015. Third quarter net sales and financial services revenues were $4.25 billion this year compared to $4.85 billion for the same period last year.

For the first nine months of 2016, PACCAR reported adjusted net income (non-GAAP)1 of $1.07 billion ($3.03 per diluted share), excluding an $833.0 million non-tax-deductible, non-recurring charge for a European Commission (EC) settlement. The company earned $1.26 billion ($3.53 per diluted share) in the first nine months of 2015. PACCAR reported net income of $232.9 million ($.66 per diluted share) in the first nine months of 2016, including the non-recurring charge. Net sales and financial services revenues for the first nine months of 2016 were $12.96 billion compared to $14.76 billion last year.

PACCAR Celebrates 20 Years of DAF Trucks

PACCAR acquired DAF in 1996 and has increased its above 16-tonne market share in Europe from nine percent in 1996 to 15.6 percent this year. DAF is the overall above 16-tonne market share leader in the U.K., the Netherlands, Poland and Hungary. DAF manufactures trucks in Europe, South America and Asia, and sells trucks, engines and aftermarket parts in over 100 countries worldwide. Kenworth and Peterbilt have benefited from DAF’s leadership in the design and production of commercial vehicle diesel engines. The success of PACCAR’s MX engines in North America, produced in PACCAR’s Mississippi engine factory, has contributed to Kenworth and Peterbilt’s U.S. and Canada Class 8 market share growth to a quarterly record of 31 percent.

[1]	See attached supplementary information on non-GAAP financial measures.

DAF XF, CF and LF Euro 6 Trucks

Financial Highlights – Third Quarter 2016

Highlights of PACCAR’s financial results for the third quarter of 2016 include:

•	Consolidated sales and revenues of $4.25 billion.

•	Net income of $346.2 million.

•	PACCAR Parts quarterly pre-tax income of $138.3 million.

•	Financial Services quarterly pre-tax income of $71.0 million.

•	Manufacturing cash and marketable securities of $2.80 billion.

Financial Highlights – Nine Months 2016

Highlights of PACCAR’s financial results for the first nine months of 2016 include:

•	Consolidated sales and revenues of $12.96 billion.

•	Adjusted net income of $1.07 billion (non-GAAP), excluding an $833.0 million non-tax-deductible, non-recurring charge for the EC settlement.

•	Net income of $232.9 million.

•	PACCAR Parts pre-tax income of $406.3 million.

•	Financial Services pre-tax income of $228.6 million.

•	Cash generated from operations of $1.49 billion.

•	Combined capital and research and development expenditures of $445.4 million.

•	Medium-term note issuances of $1.84 billion.

•	Bank credit facilities of $3.0 billion renewed.

Global Truck Markets

“Customers recognize DAF’s product quality leadership, low operating costs and excellent resale value,” said Preston Feight, DAF president and PACCAR vice president. “DAF achieved year-to-date European above 16-tonne truck market share of 15.6 percent compared to 14.6 percent in the same period last year.” It is estimated that the European truck industry sales in the above 16-tonne market will be in the range of 290,000-300,000 units this year, one of the best markets in history, and are projected to be in the range of 260,000-290,000 units in 2017.

Class 8 truck industry retail sales for the U.S. and Canada are expected to be in a range of 215,000-225,000 vehicles in 2016. Class 8 truck industry retail sales for the U.S. and Canada are estimated to be in the range of 200,000-230,000 vehicles in 2017. Peterbilt and Kenworth’s record third quarter U.S. and Canada Class 8 retail sales market share of 31 percent increased their year-to-date market share to 27.9 percent. “Our customers are benefiting from the excellent operating efficiency of Peterbilt and Kenworth trucks,” said Gary Moore, PACCAR executive vice president.

PACCAR Launches Proprietary Axle in North America

PACCAR has launched a new proprietary tandem axle in North America that is the industry’s lightest and most efficient axle in its class. The axle will be available to customers in January 2017. “PACCAR’s axle reduces vehicle weight by up to 150 lbs. and improves fuel economy,” noted Landon Sproull, PACCAR vice president. A unique design simplifies power flow in the axle for enhanced efficiency, and innovative fluid distribution technology reduces weight and improves fuel economy. The axle is rated at 40,000 lbs., supporting a gross combination weight of 80,000 lbs.

PACCAR Enhances MX-13 and MX-11 Engines

PACCAR is enhancing its range of MX engines for 2017. The updated PACCAR engines deliver increased power and reduced operating costs for North American customers. PACCAR increased the MX-13 engine’s output to 510 hp and 1,850 lb-ft of torque and increased the MX-11 engine’s output to 430 hp and 1,650 lb-ft of torque. PACCAR’s MX engines deliver peak torque at 900 RPM for the majority of engine ratings, supporting increased performance and driving flexibility. “The 2017 PACCAR MX-13 and MX-11 engines provide customers with up to four percent fuel economy gains,” said Kyle Quinn, PACCAR senior vice president. “The MX engines’ oil and filter change intervals have been extended from 60,000 miles to 75,000 miles. These enhancements will deliver excellent cost savings for customers over the life of the vehicle.”

DAF Introduces DAF Connect Telematics System at IAA Truck Show

DAF launched DAF Connect at the IAA truck show in Hanover, Germany last month. DAF Connect provides customers with fleet management data to enhance vehicle and driver performance. Customers access the information through an online service, enabling them to optimize vehicle utilization and uptime, reduce operational expenses and enhance logistical efficiency. DAF Connect provides a unique open technology platform, which can seamlessly interface with customers’ other telematics systems.

Peterbilt Launches SuperTruck II Program

Peterbilt and Cummins are partnering to launch their five-year U.S. Department of Energy SuperTruck II program. The goal of the program is to double Class 8 vehicle freight efficiency in order to achieve Greenhouse Gas emissions requirements for model years 2021, 2024 and 2027. Peterbilt is targeting aerodynamics improvements of 15 percent, which would provide customers with up to 7.5 percent improvement in fuel economy. Peterbilt is partnering with suppliers to develop low rolling resistance tires and fuel-saving technologies in auxiliary systems, such as air compressors, power steering pumps and cooling pumps. Peterbilt and Cummins partnered in the original SuperTruck program, which culminated in 2013 with the production of the Peterbilt Model 579 SuperTruck. Many of the technologies developed in the original SuperTruck program are available in the fuel-efficient Peterbilt Model 579 EPIQ.

PACCAR Parts Expands TRP Stores

DAF, Kenworth and Peterbilt dealers have opened 58 TRP retail stores, which provide high quality aftermarket products and services to owners of all makes of light-, medium- and heavy-duty trucks, trailers, buses and engines. TRP stores are strategically located close to customers in order to provide TRP products and technical expertise. The first TRP store opened in Poland in 2013, and there are now retail stores in Europe, North America, South America, Australia and Africa. “PACCAR Parts’ TRP brand increases the aftermarket parts and service business available to our dealers and is supported by our global distribution network,” commented Dick Leek, PACCAR Parts Europe general manager.

PACCAR Parts’ TRP Store in Madrid, Spain

PACCAR Parts generated pre-tax profit of $138.3 million in the third quarter of 2016, compared to $145.4 million achieved in the third quarter of 2015. Third quarter 2016 revenues were $764.8 million, compared to $778.0 million earned in the third quarter last year. PACCAR Parts achieved pre-tax profit of $406.3 million in the first nine months of 2016, compared to $430.0 million in the first nine months of 2015. PACCAR Parts’ nine month revenues were $2.24 billion, compared to $2.31 billion for the same period last year.

Increased Capital Investment and Product Development

PACCAR’s excellent long-term profits, strong balance sheet and intense focus on quality have enabled the company to invest $6.1 billion in capital projects, innovative products and new technologies during the past decade. Capital investments of $375-$400 million and research and development expenses of $240-$250 million in 2016 are delivering new products, enhanced manufacturing and parts distribution facilities, and innovative aftermarket support programs.

Capital investments are projected to be $375-$425 million, and research and development expenses are estimated to increase to $270-$300 million in 2017. “The company is investing for future growth in PACCAR integrated powertrain components, advanced driver assistance and truck connectivity technologies, and enhanced manufacturing and parts distribution facilities,” said Bob Christensen, PACCAR president and chief financial officer. “DAF’s new $110 million cab paint facility is on schedule to open in mid-2017. PACCAR Financial Services will open its new used truck center in Chicago early next year, reflecting Kenworth and Peterbilt’s increased sales to fleet customers.”

Financial Services Companies Launch Mobile Applications

PACCAR Financial Services (PFS) offers competitive retail financing to Peterbilt, Kenworth and DAF dealers and customers. PFS has a portfolio of 176,000 trucks and trailers, with total assets of $12.37 billion. PacLease, a major full-service truck leasing company in North America and Europe, with a fleet of nearly 38,000 vehicles, is included in this segment.

PFS provides leading-edge technology solutions, excellent customer service and dedicated support to the transportation industry. PFS recently introduced a mobile sales and credit system, which allows customers and dealers to complete a loan application, receive an expedited credit decision and electronically sign a contract on a mobile device. “Kenworth, Peterbilt and DAF dealers and customers appreciate the ease of doing business with PFS due to its innovative technology solutions,” said Todd Hubbard, PACCAR Financial president. PACCAR’s strong balance sheet, complemented by its A+/A1 credit ratings, enables PFS to have excellent access to the commercial paper and medium-term note markets. PFS profitably supports the sale of PACCAR trucks in 23 countries on four continents.

PFS achieved good profits during the third quarter and first nine months of 2016 due to excellent portfolio performance. PFS earned $71.0 million in the third quarter this year compared to $92.9 million earned in the same period last year. Third quarter 2016 revenues were $296.2 million compared to $301.0 million in the same quarter of 2015. For the nine-month period, PFS pre-tax income was $228.6 million in 2016 compared to $272.7 million last year. Nine-month revenues were $883.0 million in 2016 compared with $879.5 million for the same period a year ago.

Environmental Leadership

Kenworth’s truck factories in Chillicothe, Ohio and Renton, Washington were honored recently with awards for environmental leadership. The Kenworth Chillicothe factory earned the 2016 Ohio Energy Efficiency Award presented by American Electric Power, a large electric utility in Ohio. Kenworth Chillicothe was honored for reducing its energy consumption by five million kilowatt hours over a two year period. The Kenworth Renton factory earned two King County, Washington environmental leadership awards. The Kenworth Renton factory was honored with the 2016 Best Workplace for Waste Prevention and Recycling Award for its exceptional recycling programs. Kenworth Renton also earned the Gold Award, recognizing the outstanding results of its wastewater treatment programs.

PACCAR is a global technology leader in the design, manufacture and customer support of high-quality light-, medium- and heavy-duty trucks under the Kenworth, Peterbilt and DAF nameplates. PACCAR also designs and manufactures advanced diesel engines, provides financial services and information technology, and distributes truck parts related to its principal business.

PACCAR will hold a conference call with securities analysts to discuss third quarter earnings on October 25, 2016, at 9:00 a.m. Pacific time. Interested parties may listen to the call by selecting “Q3 Earnings Webcast” at PACCAR’s homepage. The Webcast will be available on a recorded basis through November 1, 2016. PACCAR shares are listed on the NASDAQ Global Select Market, symbol PCAR. Its homepage is www.paccar.com.

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from those included in these statements due to a variety of factors. More information about these factors is contained in PACCAR’s filings with the Securities and Exchange Commission.

PACCAR Inc

SUMMARY STATEMENTS OF OPERATIONS

(in millions except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2016	2015	2016	2015
Truck, Parts and Other:
Net sales and revenues	$3,953.2	$4,546.2	$12,079.6	$13,880.3
Cost of sales and revenues	3,371.5	3,851.3	10,274.5	11,822.7
Research and development	59.2	57.6	179.6	173.1
Selling, general and administrative	105.5	107.0	326.0	324.7
European Commission charge			833.0
Interest and other expense, net	1.6	4.9	4.2	10.7

Truck, Parts and Other Income Before Income Taxes	415.4	525.4	462.3	1,549.1

Financial Services:
Revenues	296.2	301.0	883.0	879.5
Interest and other	194.8	181.7	565.0	526.7
Selling, general and administrative	25.3	24.0	74.9	71.4
Provision for losses on receivables	5.1	2.4	14.5	8.7

Financial Services Income Before Income Taxes	71.0	92.9	228.6	272.7
Investment income	8.5	6.2	20.6	16.6

Total Income Before Income Taxes	494.9	624.5	711.5	1,838.4
Income taxes	148.7	193.3	478.6	581.6

Net Income	$346.2	$431.2	$232.9	$1,256.8

Net Income Per Share:
Basic	$.99	$1.21	$.66	$3.54

Diluted	$.98	$1.21	$.66	$3.53

Weighted Average Shares Outstanding:
Basic	351.0	355.0	351.1	355.1

Diluted	351.8	355.9	351.8	356.1

Dividends declared per share	$.24	$.24	$.72	$.68

PACCAR Inc

CONDENSED BALANCE SHEETS

(in millions)

	September 30	December 31
	2016	2015
ASSETS
Truck, Parts and Other:
Cash and marketable debt securities	$2,801.2	$3,378.0
Trade and other receivables, net	1,025.9	879.0
Inventories, net	824.1	796.5
Property, plant and equipment, net	2,251.3	2,176.4
Equipment on operating leases and other, net	1,692.9	1,625.3
Financial Services Assets	12,373.5	12,254.6

	$20,968.9	$21,109.8

LIABILITIES AND STOCKHOLDERS’ EQUITY
Truck, Parts and Other:
Accounts payable, deferred revenues and other	$4,153.9	$4,331.9
Financial Services Liabilities	9,836.8	9,837.5
STOCKHOLDERS’ EQUITY	6,978.2	6,940.4

	$20,968.9	$21,109.8

Common Shares Outstanding	350.6	351.3

PACCAR Inc

CONDENSED CASH FLOW STATEMENTS

(in millions)

Nine Months Ended September 30	2016	2015
OPERATING ACTIVITIES:
Net income	$232.9	$1,256.8
Depreciation and amortization:
Property, plant and equipment	230.6	221.4
Equipment on operating leases and other	515.0	457.9
Net change in trade receivables, inventory and payables	(50.2)	120.0
Net decrease (increase) in wholesale receivables on new trucks	211.8	(367.3)
All other operating activities, net	350.4	162.4

Net Cash Provided by Operating Activities	1,490.5	1,851.2

INVESTING ACTIVITIES:
Payments for property, plant and equipment	(242.0)	(187.5)
Acquisitions of equipment for operating leases	(1,202.3)	(1,093.2)
Net increase in financial services receivables	(168.2)	(248.2)
Net decrease (increase) in marketable debt securities	370.7	(216.1)
Proceeds from asset disposals and other	320.4	343.3

Net Cash Used in Investing Activities	(921.4)	(1,401.7)

FINANCING ACTIVITIES:
Payments of cash dividends	(745.2)	(595.7)
Purchases of treasury stock	(56.3)	(70.7)
Proceeds from stock compensation transactions	11.3	16.2
Net (decrease) increase in debt	(41.8)	675.1

Net Cash (Used in) Provided by Financing Activities	(832.0)	24.9
Effect of exchange rate changes on cash	34.4	(85.9)

Net (Decrease) Increase in Cash and Cash Equivalents	(228.5)	388.5
Cash and cash equivalents at beginning of period	2,016.4	1,737.6

Cash and cash equivalents at end of period	$1,787.9	$2,126.1

PACCAR Inc

SEGMENT AND OTHER INFORMATION

(in millions)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2016	2015	2016	2015
Sales and Revenues:
Truck	$3,170.7	$3,744.7	$9,782.4	$11,497.2
Parts	764.8	778.0	2,240.7	2,307.2
Financial Services	296.2	301.0	883.0	879.5
Other	17.7	23.5	56.5	75.9

	$4,249.4	$4,847.2	$12,962.6	$14,759.8

Pretax Profit:
Truck	$284.9	$388.3	$918.4	$1,147.5
Parts	138.3	145.4	406.3	430.0
Financial Services	71.0	92.9	228.6	272.7
European Commission Charge			(833.0)
Investment Income and Other	.7	(2.1)	(8.8)	(11.8)

	$494.9	$624.5	$711.5	$1,838.4

GEOGRAPHIC REVENUE

(in millions)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2016	2015	2016	2015
United States and Canada	$2,595.8	$3,247.6	$7,868.3	$10,064.1
Europe	1,098.6	1,073.6	3,601.3	3,170.3
Other	555.0	526.0	1,493.0	1,525.4

	$4,249.4	$4,847.2	$12,962.6	$14,759.8

NEW TRUCK DELIVERIES

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2016	2015	2016	2015
United States and Canada	18,800	24,200	57,100	75,400
Europe	11,600	11,100	38,200	32,400
Other	4,500	4,100	11,700	11,500

	34,900	39,400	107,000	119,300

PACCAR Inc

SUPPLEMENTARY INFORMATION

RECONCILIATION OF NON-GAAP TO GAAP FINANCIAL MEASURES

This earnings release includes “adjusted net income (non-GAAP)” and “adjusted net income per diluted share (non-GAAP)”, which are financial measures that are not in accordance with U.S. generally accepted accounting principles (“GAAP”), since they exclude the non-recurring European Commission charge. These measures differ from the most directly comparable measures calculated in accordance with GAAP and may not be comparable to similarly titled non-GAAP financial measures used by other companies.

Management utilizes these non-GAAP measures to evaluate the Company’s performance and believes these measures allow investors and management to evaluate operating trends by excluding a significant non-recurring charge that is not representative of underlying operating trends.

Reconciliations of adjusted net income (non-GAAP) and adjusted net income per diluted share (non-GAAP) to the most directly comparable GAAP measures are as follows:

Nine Months Ended
(in millions)	September 30, 2016
Adjusted Net Income (Non-GAAP)	$1,065.9
Non-recurring European Commission Charge	(833.0)

Net Income	$232.9

Nine Months Ended
September 30, 2016
Per Diluted Share:
Adjusted Net Income (Non-GAAP)	$3.03
Non-recurring European Commission Charge	(2.37)

Net Income	$.66